INVESTMENT MANAGEMENT AGREEMENT

      This INVESTMENT MANAGEMENT AGREEMENT made this 25th day of May 2016, by and among Western Asset Management Company (the "Advisor"), a California corporation, Western Asset Management Company Limited ("Subadviser"),a corporation organized under English laws, and Security Investors, LLC ("SI"), a Kansas limited liability company,
       each of which is registered as an investment adviser under the Investment
       Advisers Act of 1940, as amended.

      WHEREAS, the Advisor and SI are each advisers of Western Asset/Claymore
       Inflation Linked Opportunities & Income Fund (the "Trust"), a closed-end , management investment company registered under the Investment
       Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Advisor wishes to retain Subadviser to provide certain investment advisory services in connection with the Advisor's management of the Trust; and

      WHEREAS, Subadviser is willing to furnish such services on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

      I .	Appointment.  The Advisor hereby appoints Subadviser as investment manager for the Trust with respect to those assets of the Trust as may be designated by the Advisor from time to time for the period and on the terms set forth in this Agreement. Subadviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2.	Delivery of Documents. SI has furnished Subadviser with copies of each of the following:

             (a)	The Trust's Agreement and Declaration of Trust and all
 amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

             (b)	The Trust's By-Laws and all amendments thereto
 (such
 By-Laws, as presently in effect and as they shall from time to time be amended,
 Are herein called the "By? Laws");

             (c)	Resolutions of the Trust's Board of Trustees
             (d)	 (the "Trustees") authorizing the appointment of SI
 and the Advisor as advisers and Subadviser as investment manager and approving an Investment Advisory Agreement between SI and the Trust, an Investment


Management Agreement between the Adviser and SI with respect to the Trust (the "Western Management Agreement") and this Agreement;

             (e)	The Trust's most recently filed Amendment to its
 Registration Statement on Form N-2 under the Securities Act of 1933
, as amended,
 and the 1940 Act, including all exhibits thereto, relating to common shares of beneficial interest of the Trust, no par value;

            (f)	The Trust's most recent prospectus (such prospectus,
 as presently in effect, and all amendments and supplements thereto are herein called the "Prospectus"); and

(g)	The Trust's most recent statement of additional
 information (such statement of additional information, as presently in effect, and all amendments and supplements thereto are herein called the "Statement of Additional Information").

SI will furnish Subadviser from time to time with copies of all amendments of or supplements to the foregoing.

      3.	Investment Advisory Services.  (a)  Subject to the supervision of the Trustees and the Advisor, Subadviser shall as requested by the
 Advisor regularly provide the Trust with investment research, advice, management and supervision and shall furnish a continuous investment program for the Trust with respect to those assets of the Trust as may be designated by the Advisor from time to time consistent with the
 Trust's investment objectives, policies, and restrictions as stated in the Trust's current Prospectus and Statement of Additional Information .
 Subadviser shall as requested by the Advisor determine from time to time what securities or other property will be purchased, retained or sold by the Trust, and shall implement those decisions,  all subject to the provisions of the Trust's Declaration and By-Laws, the 1940 Act,
 the   applicable rules and regulations of the Securities and Exchange
 Commission, and other applicable federal and state law, as well as the investment objectives, policies, and restrictions of the Trust, as each of the foregoing may be amended from time to time. Subadviser will as requested by the Advisor place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker, dealer or futures commission merchant (collectively, a "broker")
.. In the selection of brokers and the placing of orders for the purchase and sale of portfolio investments for the Trust, Subadviser shall seek to obtain for the Trust the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Trust the most favorable price and execution available, Subadviser, beari ng in mind the Trust's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into consideration market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions.
Subject to such policies as the Trustees may determine and communicate to Subadviser in writing, Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker that provides brokerage and research services to Subadviser or any affiliated person of Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or Subadviser's overall responsibilities with respect to the Trust and to other clients of Subadviser and any affiliated person of Subadviser as to which Subadviser or any affiliated person of Subadviser exercises investment discretion. Subadviser shall also perform such other functions of management and supervision as may be requested by the
Advisor and agreed to by Subadviser.

             (b)	Subadviser will as requested by the Advisor oversee
 the maintenance of all books and records with respect to the investment transactions of the Trust that it implements in accordance with all applicable federal and state laws and regulations, and will furnish the Trustees with such periodic and special reports as the Trustees or the Advisor reasonably may request.

            (c)	The Trust hereby agrees with the Subadviser and with
any investment manager appointed pursuant to paragraph below (a "Sub-Subadviser") that any entity or person associated with Subadviser or Sub-Subadviser (or with any affiliated person of Subadviser or Sub-Subadviser) which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 1 1a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv) or otherwise.

             (d)	Subadviser may enter into a contract (a "Sub-Subadvisory
 Contract") with one or more investment managers in which Subadviser delegates to such investment managers any or all duties specified in this Section 3. Such Sub-Subadvisory
 Contract must meet all requirements of the 1940 Act and the rules and regulations thereunder.

      4.	Services Not Exclusive. Subadviser's services hereunder are not deemed to be exclusive, and Subadviser shall be free to render similar services to others. It is understood that persons employed by Subadviser to assist in the performance of its duties hereunder might not devote their full time to such service. Nothing herein contained shall be deemed to limit or restrict the right of Subadviser or any affiliate of Subadviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      5.	Books and Records.  In compliance with the requirements
 of Rule 3la-3 under the 1940 Act, Subadviser hereby agrees that all books and records which it maintains for the Trust are property of the Trust and further agrees to surrender promptly to the Trust or its agents any of such records upon the Trust's request.
  Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.


      6.	Expenses. During the term of this Agreement, Subadviser
 will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other property (including brokerage commissions, if any) purchased for the Trust.

      7.	Compensation.  For the services which Subadviser will
render to the Advisor and the Trust under this Agreement, the
 Advisor shall pay Subadviser an annual fee, payable on a
 monthly basis, at the annual rate of .27% of the Trust's average weekly assets that Subadviser manages.  "Average Weekly Assets"
 means the average weekly value of the total assets of the Trust
 (including any assets attributable to leverage) minus accrued liabilities (other than  liabilities representing leverage).  For purposes of calculating Average Weekly Assets, neither  the liquidation preference of any preferred shares of beneficial interest outstanding nor any liabilities associated with any instruments or transactions to leverage the Trust's portfolio
 (whether or not such instruments or transactions are "covered"
 within the meaning of the 1940 Act and the rules and
 regulations thereunder, giving effect to any interpretations of the Securities and Exchange Commission and its staff) is considered a liability.  In addition, with respect to reverse repurchase or dollar roll transactions ("Repurchase Transactions")
 entered into by the Trust, Average Weekly Assets includes
(a)	any proceeds from the sale of an asset (the "Underlying Asset")
 of the Trust to a counterparty in a Repurchase Transaction and
(b)	the value of such Underlying Asset as of the relevant measuring date. Fees due to Subadviser hereunder shall be paid promptly to Subadviser by the Advisor following its receipt of fees from SI
.. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. For purposes of this Agreement and except as otherwise provided herein, the Average Weekly Assets of the Trust shall be calculated pursuant to procedures adopted by the Trustees of the Trust for calculating the value of the Trust's assets or delegating such calculations to third parties.

      8.	Limitation of Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of Subadviser, or reckless disregard of its obligations and duties hereunder, Subadviser shall not be subject to any liability to the Advisor, the Trust or any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.

      9.	Definitions.  As used in this Agreement, the terms "assignment,"
 "interested person," "affiliated person," and "majority of the outstanding voting securities" shall have the meanings given to them by
 Section 2(a) of the 1940 Act, subject to such exemptions as may be granted, issued or adopted by the Securities and Exchange
 Commission or its staff by any rule, regulation, or order; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Acl of 1934, as amended, and the rules and regulations thereunder.


      l 0.. This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless tenninated automatically as set forth in Section 12) until terminated as follows:

             (a)	The Trust may at any time terminate this Agreement
 by 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and Subadviser, or

            (b)	If(i) the Trustees or the shareholders of the Trust by
 vote of a majority of the outstanding voting securities of the Trust, and (ii) a majority of the Trustees who are not interested persons of the Trust, the Advisor or Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate on December 31, 2016; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Trust for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder, or

             (c)	Subadviser may at any time tenninate this Agreement
 by 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor.

      Action by the Trust under paragraph (a) of this Section 10 may be taken either (i) by vote of a majority of the Trustees, or (ii) by the vote of a majority of the outstanding voting securities of the Trust.

      11.	Further Actions.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

       12.	No Assignment: Amendments. This Agreement shall terminate
 automatically in the event of its assignment or in the event that the Western Management Agreement shall have tenninated for any reason.
  Any termination of this Agreement pursuant to Section I 0 shall be without the payment of any penalty. This Agreement shall not be amended unless such amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (provided that such shareholder approval is required by the I 940 Act and the rules and regulations thereunder, giving effect to any interpretations of the Securities and Exchange Commission and its staff) and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust, the Advisor or Subadviser.

       13.	Non-Exclusive Right.  Subadviser hereby grants to the
 Trust the nonexclusive right and license to use the mark
 "Western Asset Management Company Limited" (the "Licensed
 Mark") in the Trust's name and in connection with the formation, issuance, marketing, promotion and operations of, or disclosure related to, the Trust. Subadviser agrees that it shall receive no compensation for any such use by the Trust. Subadviser hereby warrants and represents that it has filed applications and/or owns rights in the Licensed Mark sufficient to grant this license. No right, title, or interest in the Licensed Mark, except the right to use the Licensed Mark as provided in this Agreement, is or will be transferred to the Trust by this Agreement. Should this Agreement be terminated, the Trust agrees that it will take reasonably necessary steps to change its name to a name not including the word "Western Asset."

      14.	Miscellaneous.  This Agreement embodies the entire
 agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
  This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

       15.	Limitation of Liability.  A copy of the Trust's Agreement
 and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement has been executed on behalf of the Trust by an officer of the Trust as an officer and not individually and the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

Attest:	WESTERN  ASSET MANAGEMENT COMPANY


By:	By:	A
Manager, U.S. Legal Affairs


Attest:


By: ..


W
E
S
T
E
R
N

A
S
S
E
T

M
A
N
A
G
E
M
E
N
T

C
O
M
P
A

L
I
M
I
T
E
D

_

By:





Attest:	SECURITY INVESTORS, LLC




By:




Mi
cha
el
P.
Me
gar
is


-
By:




Am
y J.
Lee
Sen
ior
Vic
e
Pre
side
nt
&
Sec
reta
ry



The foregoing is accepted by:


Attest:		WESTERN ASSET/CLAYMORE  INFLATION-LINKED
OPPORTUNITIES & INCOME FUND






Michael P. Megaris



Secretary







      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

Attest:	WESTERN ASSET MANAGEMENT  COMPANY






Attest:	WESTERN ASSET MANAGEMENT
COMPANY LIMITED





Attest:	SECURITY INVESTORS, LLC




By: --ic--



--Me-g



ans


By:   Arny
1.LefJCJ;).---
-
senior Vice
President &
Secretary



The foregoing is accepted by:


Attest:	WESTERN ASSET/CLAYMORE  INFLATION-LINKED
OPPORTUNITIES & INCOME FUND







By:



..
Megari
s




S
e
c
r
et
a
r
y